Exhibit 10.2

Execution Version

SECURITY AND PLEDGE AGREEMENT

THIS SECURITY AND PLEDGE AGREEMENT (this “Agreement”) is entered into as of July 26, 2013 among FREIGHTCAR AMERICA, INC., a Delaware corporation (the “Company”), the other parties identified as “Grantors” on the signature pages hereto and such other parties that may become Grantors hereunder after the date hereof (together with the Borrower, each individually a “Grantor”, and collectively, the “Grantors”) and BANK OF AMERICA, N.A., in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties.

RECITALS

WHEREAS, pursuant to that certain Credit Agreement, dated as of the date hereof (as amended, modified, extended, restated, renewed, replaced, or supplemented from time to time, the “Credit Agreement”) among, the Company, the Borrower, the Guarantors, the Lenders party thereto and the Administrative Agent, the Lenders have agreed to make Loans and issue Letters of Credit to the Borrower upon the terms and subject to the conditions set forth therein; and

WHEREAS, this Agreement is required by the terms of the Credit Agreement.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement. With reference to this Agreement, unless otherwise specified herein: (i) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (ii) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (iii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iv) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (v) any definition of, or reference to, any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document, as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (vi) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns, (vii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (viii) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement, (ix) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (x) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (xi) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”, (xii) Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement and (xiii) where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

(b) The following terms shall have the meanings set forth in the UCC (defined below): Accession, Account, Account Debtor, Adverse Claim, As-Extracted Collateral, Certificated Security, Chattel Paper, Commercial Tort Claim, Commodities Account, Consumer Goods, Deposit Account, Document, Electronic Chattel Paper, Equipment, Farm Products, Financial Asset, Fixtures, General Intangible, Goods, Instrument, Inventory, Investment Company Security, Investment Property, Letter-of-Credit Right, Manufactured Home, Payment Intangible, Proceeds, Securities Account, Securities Entitlements, Securities Intermediary, Security, Software, Supporting Obligation and Tangible Chattel Paper.

(c) In addition, the following terms shall have the meanings set forth below:

“Assignment of Claims Act” means the Assignment of Claims Act of 1940 (41 U.S.C. Section 15, 31 U.S.C. Section 3737, and 31 U.S.C. Section 3727), including all amendments thereto and regulations promulgated thereunder.

“Collateral” has the meaning provided in Section 2 hereof.

“Control” means the manner in which “control” is achieved under the UCC with respect to any Collateral for which the UCC specifies a method of achieving “control”.

“Copyright License” means any agreement now or hereafter in existence, providing for the grant by, or to, any rights (including, without limitation, the grant of rights for a party to be designated as an author or owner and/or to enforce, defend, use, display, copy, manufacture, distribute, exploit and sell, make derivative works, and require joinder in suit and/or receive assistance from another party) covered in whole or in part by a Copyright.

“Copyright Security Agreement” means, a Notice of Grant of Security Interest in Copyrights substantially in the form of Exhibit B or other form acceptable to the Administrative Agent.

“Copyrights” means, collectively, all of the following of any Grantor: (i) all copyrights, works protectable by copyright, copyright registrations and copyright applications anywhere in the world, (ii) all derivative works, counterparts, extensions and renewals of any of the foregoing, (iii) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present and future infringements, violations or misappropriations of any of the foregoing, (iv) the right to sue for past, present and future infringements, violations or misappropriations of any of the foregoing and (v) all rights corresponding to any of the foregoing throughout the world.

“Government Contract” means a contract between any Grantor and an agency, department or instrumentality of the United States or any state, municipal or local Governmental Authority located in the United States or all obligations of any such Governmental Authority arising under any Account now or hereafter owed by any such Governmental Authority, as Account Debtor, to any Grantor.

“Intellectual Property” means, collectively, all of the following of any Grantor: (i) all systems software and applications software (including source code and object code), all documentation for such software, including, without limitation, user manuals, flowcharts, functional specifications, operations manuals, and all formulas, processes, ideas and know-how embodied in any of the foregoing, (ii) concepts, discoveries, improvements and ideas, know-how, technology, reports, design information, trade secrets, practices, specifications, test procedures, maintenance manuals, research and development, inventions (whether or not patentable), blueprints, drawings, data, customer lists, catalogs, and all physical embodiments of any of the foregoing, (iii) Patents and Patent Licenses, Copyrights and Copyright Licenses, Trademarks and Trademark Licenses and (iv) other agreements with respect to any rights in any of the items described in the foregoing clauses (i), (ii), and (iii).

“Issuer” means the issuer of any Pledged Equity.

“Patent License” means any agreement, now or hereafter in existence, providing for the grant by, or to, any Grantor of any rights (including, without limitation, the right for a party to be designated as an owner and/or to enforce, defend, make, have made, make improvements, manufacture, use, sell, import, export, and require joinder in suit and/or receive assistance from another party) covered in whole or in part by a Patent.

“Patent Security Agreement” means a Notice of Grant of Security Interest in Patents for filing with the USPTO substantially in the form of Exhibit C or other form acceptable to the Administrative Agent.

“Patents” means collectively, all of the following of any Grantor: (i) all patents, all inventions and patent applications anywhere in the world, (ii) all improvements, counterparts, reissues, divisional, re-examinations, extensions, continuations (in whole or in part) and renewals of any of the foregoing and improvements thereon, (iii) all income, royalties, damages or payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements, violations or misappropriations of any of the foregoing, (iv) the right to sue for past, present and future infringements, violations or misappropriations of any of the foregoing and (v) all rights corresponding to any of the foregoing throughout the world.

“Pledged Equity” means, with respect to each Grantor, (i) 100% of the issued and outstanding Equity Interests of each Domestic Subsidiary of such Grantor that is directly owned by such Grantor and (ii) 65% (or such greater percentage that, due to a change in an applicable Law after the date hereof, (A) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (B) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary of such Grantor that is directly owned by such Grantor, including the Equity Interests of the Subsidiaries owned by such Grantor as set forth on Schedule 5.21(f) to the Credit Agreement, in each case together with the certificates (or other agreements or instruments), if any, representing such shares, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following:

(1) all Equity Interests representing a dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof; and

(2) in the event of any consolidation or merger involving any Issuer and in which such Issuer is not the surviving Person, all shares of each class of the Equity Interests of the successor Person formed by or resulting from such consolidation or merger, to the extent that such successor Person is a direct Subsidiary of a Grantor.

“Railcar” means a vehicle used for the carrying of cargo or passengers on a rail transport system.

“Trademark License” means any agreement, now or hereafter in existence, providing for the grant by, or to, any Grantor of any rights in (including, without limitation, the right for a party to be designated as an owner and/or to enforce, defend, use, mark, police, and require joinder in suit and/or receive assistance from another party) covered in whole, or in part, by a Trademark.

“Trademark Security Agreement” means a Notice of Grant of Security Interest in Trademarks for filing with the USPTO substantially in the form of Exhibit D or other form acceptable to the Administrative Agent.

“Trademarks” means, collectively, all of the following of any Grantor: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, internet domain names, trade styles, service marks, logos, other business identifiers, whether registered or unregistered, all registrations and recordings thereof, and all applications in connection therewith (other than each United States application to register any trademark or service mark prior to the filing under applicable Law of a verified statement of use for such trademark or service mark) anywhere in the world, (ii) all counterparts, extensions and renewals of any of the foregoing, (iii) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements, violations, dilutions or misappropriations of any of the foregoing, (iv) the right to sue for past, present or future infringements, violations, dilutions or misappropriations of any of the foregoing and (v) all rights corresponding to any of the foregoing (including the goodwill) throughout the world.

“Vehicles” means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title under the laws of any state, all tires and all other appurtenances to any of the foregoing.

“Vessel” means any watercraft or other artificial contrivance used, or capable of being used, as a means of transportation on water (including, without limitation, those whose primary purpose is the maritime transportation of cargo or which are otherwise engaged, used or useful in any business activities of the Grantors) which are owned by and registered (or to be owned and registered) in the name of any of the Grantors, including, without limitation, any Vessel leased or otherwise registered in the foregoing parties’ names, pursuant to a lease or other operating agreement constituting a capital lease obligation, in each case together with all related spares, equipment and any additional improvements, vessel owned, bareboat chartered or operated by a Grantor other than Vessels owned by an entity other than a Grantor and which are managed under Vessel management agreements.

“UCC” means the Uniform Commercial Code as in effect from time to time in the state of Illinois except as such term may be used in connection with the perfection of the Collateral and then the applicable jurisdiction with respect to such affected Collateral shall apply.

“USPTO” means the United States Patent and Trademark Office.

“Work” means any work that is subject to copyright protection pursuant to Title 17 of the United States Code.

2. Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Grantor hereby grants, assigns and pledges to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in, Lien on, and a right to set off against, any and all right, title and interest of such Grantor in and to all of the following, whether now owned or existing or owned, acquired, or arising hereafter and wherever located (collectively, the “Collateral”): (a) all Accounts; (b) all cash, currency and Cash Equivalents; (c) all Chattel Paper (including Electronic Chattel Paper and Tangible Chattel Paper); (d) those Commercial Tort Claims set forth on Schedule 5.21(e) to the Credit Agreement or otherwise disclosed pursuant hereto or to the Credit Agreement; (e) all Deposit Accounts and Commodities Accounts and other banks accounts and, in each case, all deposits, Securities Entitlements or Financial Assets therein; (f) all Documents; (g) all Equipment; (h) all Fixtures; (i) all General Intangibles; (j) all Goods; (k) all Instruments; (l) all Intellectual Property; (m) all Inventory; (n) all Investment Property; (o) all Letter-of-Credit Rights; (p) all Payment Intangibles; (q) all Pledged Equity; (r) all Securities Accounts and all deposits, Securities Entitlements or Financial Assets therein; (s) all Software; (t) all Supporting Obligations; (u) all Vehicles and Railcars; (v) all books and records pertaining to the Collateral; (w) all Accessions and all Proceeds and products of any and all of the foregoing and (x) all other personal property of any kind or type whatsoever now or hereafter owned by such Grantor or as to which such Grantor now or hereafter has the power to transfer interest therein.

Notwithstanding anything to the contrary contained herein, the security interests granted under this Agreement shall not extend to, and the following shall not constitute Collateral: (a) Excluded Property, (b) any General Intangible, permit, lease, license, contract or other Instrument of a Grantor to the extent the grant of a security interest in such General Intangible, permit, lease, license, contract or other Instrument in the manner contemplated by this Agreement, under the terms thereof or under applicable Law, is prohibited and would result in the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise alter such Grantor’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both) or (c) any United States intent-to-use trademark applications to the extent that, and solely during the period in which the grant of a security interest therein would impair the validity or enforceability of or render void or result in the cancellation of, any registration issued as a result of such intent-to-use trademark applications under applicable Law; provided that upon submission and acceptance by the USPTO of an amendment to allege pursuant to 15 U.S.C. Section 1060(a) or any successor provision), such intent-to-use trademark application shall be considered Collateral; provided, further that (i) any such limitation described in the foregoing clause (b) on the security interests granted hereunder shall only apply to the extent that any such prohibition or right to terminate or accelerate or alter the Grantor’s rights could not be rendered ineffective pursuant to the UCC or any other applicable Law (including Debtor Relief Laws) or principles of equity and (ii) in the event of the termination or elimination of any such prohibition or right or the requirement for any consent contained in any applicable Law, General Intangible, permit, lease, license, contract or other Instrument, to the extent sufficient to permit any such item to become Collateral hereunder, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such General Intangible, permit, lease, license, contract or other Instrument shall be automatically and simultaneously granted hereunder and shall be included as Collateral hereunder.

The Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest created hereby in the Collateral (a) constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising and (b) is not to be construed as an assignment of any Intellectual Property.

3. Representations and Warranties. Each Grantor hereby represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, that until the Facility Termination Date, that:

(a) Ownership. Each Grantor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same. There exists no Adverse Claim with respect to or Lien on the Pledged Equity of such Grantor.

(b) Security Interest/Priority. This Agreement creates a valid security interest in favor of the Administrative Agent, for the benefit of the Secured Parties, in the Collateral of such Grantor and, when properly perfected by filing, shall constitute a valid and perfected, first priority security interest in such Collateral (including all uncertificated Pledged Equity consisting of partnership or limited liability company interests that do not constitute Securities), to the extent such security interest can be perfected by filing under the UCC, free and clear of all Liens except, in the case of all

Collateral other than the Pledged Equity, for Permitted Liens. No Grantor has authenticated any agreement authorizing any secured party thereunder to file a financing statement, except to perfect Permitted Liens. The taking of possession by the Administrative Agent of the certificated securities (if any) evidencing the Pledged Equity and all other Instruments constituting Collateral will perfect and establish the first priority of the Administrative Agent’s security interest in all the Pledged Equity evidenced by such certificated securities and such Instruments. With respect to any Collateral consisting of a Deposit Account, Securities Entitlement or held in a Securities Account, upon execution and delivery by the applicable Grantor, the applicable Securities Intermediary or depository institution, as applicable, and the Administrative Agent of an agreement granting Control to the Administrative Agent over such Collateral, the Administrative Agent shall have a valid and perfected, first priority security interest in such Collateral.

(c) Types of Collateral. None of the Collateral consists of, or is the Proceeds of, (i) As-Extracted Collateral, (ii) Consumer Goods, (iii) Farm Products, (iv) Manufactured Homes, (v) standing timber, (vi) an aircraft, airframe, aircraft engine or related property, (vii) an aircraft leasehold interest, (viii) a Vessel or (ix) any other interest in or to any of the foregoing.

(d) Accounts. (i) Each Account of the Grantors and the papers and documents relating thereto are genuine and in all material respects what they purport to be, (ii) each Account arises out of (A) a bona fide sale of goods sold and delivered by such Grantor (or is in the process of being delivered) or (B) services theretofore actually rendered by such Grantor to, the account debtor named therein, (iii) no Account of a Grantor is evidenced by any Instrument or Chattel Paper unless such Instrument or Chattel Paper, to the extent (A) requested by the Administrative Agent or (B) otherwise required by the terms of this Agreement or any other Loan Document, has been endorsed over and delivered to, or submitted to the control of, the Administrative Agent, (iv) no surety bond was required or given in connection with any Account of a Grantor or the contracts or purchase orders out of which they arose, (v) the right to receive payment under each Account is assignable and (vi) no Account Debtor has any defense, set-off, claim or counterclaim against any Grantor that can be asserted against the Administrative Agent, whether in any proceeding to enforce the Administrative Agent’s rights in the Collateral otherwise, except defenses, setoffs, claims or counterclaims that are not, in the aggregate, material to the value of the Accounts.

(e) Equipment and Inventory. With respect to any Equipment and/or Inventory of a Grantor (other than Excluded Property), each such Grantor has exclusive possession and control of such Equipment and Inventory of such Grantor except for (i) Equipment leased by such Grantor as a lessee or lessor (in the case of Railcars), (ii) Equipment or Inventory in transit with common carriers or (iii) Equipment and/or Inventory in the possession or control of a warehouseman, bailee or any agent or processor of such Grantor to the extent such Grantor has complied with Section 4(e). No Inventory of a Grantor is held by a Person other than a Grantor pursuant to consignment, sale or return, sale on approval or similar arrangement. None of such Inventory is subject to any licensing, Patent, Trademark, trade name or Copyright with any Person that restricts any Grantor’s ability to use, manufacture, lease, sell or otherwise dispose of such Inventory. The completion of the manufacturing process of such Inventory by a Person other than the applicable Grantor would be permitted under any contract to which such Grantor is a party or to which the Inventory is subject.

(f) Authorization of Pledged Equity. All Pledged Equity (i) is duly authorized and validly issued, (ii) is fully paid and, to the extent applicable, nonassessable and is not subject to the preemptive rights of any Person, (iii) is beneficially owned as of record by a Grantor and (iv) constitute all the issued and outstanding shares of all classes of the equity of such Issuer issued to such Grantor.

(g) No Other Equity Interests, Instruments, Etc. As of the Closing Date, (i) no Grantor owns any certificated Equity Interests in any Subsidiary that are required to be pledged and delivered to the Administrative Agent hereunder except as set forth on Schedule 5.21(f) to the Credit Agreement, and (ii) no Grantor holds any Instruments, Documents or Tangible Chattel Paper required to be pledged and delivered to the Administrative Agent pursuant to Section 4(c)(i) of this Agreement other than as set forth on Schedule 5.21(c) to the Credit Agreement. All such certificated securities, Instruments, Documents and Tangible Chattel Paper have been delivered to the Administrative Agent to the extent (A) requested by the Administrative Agent or (B) as required by the terms of this Agreement and the other Loan Documents.

(h) Partnership and Limited Liability Company Interests. None of the Collateral consisting of an interest in a partnership or a limited liability company (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an Investment Company Security, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset and no limited liability company agreement, partnership agreement or other applicable organizational documents governing such Collateral shall be amended to provide that any of such interests is or will be a Security governed by Article 8 of the UCC or is or will constitute a Security or a Financial Asset.

(i) Reserved.

(j) Consents; Etc. No approval, consent, exemption, authorization or other action by, notice to, or filing with, any Governmental Authority or any other Person (including, without limitation, any stockholder, member or creditor of such Grantor), is necessary or required for (i) the grant by such Grantor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Agreement by such Grantor, (ii) the perfection of such security interest (to the extent such security interest can be perfected by filing under the UCC), the granting of control (to the extent required under Section 4(c)) or by filing an appropriate notice with the USPTO or the United States Copyright Office) or (iii) the exercise by the Administrative Agent or the Secured Parties of (x) the rights and remedies provided for in this Agreement (including, without limitation, as against any Issuer) and (y) the transfer of or the exercise of all voting or other rights, in each case, with respect to any Pledged Equity, except for (A) the filing or recording of UCC financing statements or other filings under the Assignment of

Claims Act, (B) the filing of appropriate notices with the USPTO and the United States Copyright Office, (C) obtaining control to perfect the Liens created by this Agreement (to the extent required under Section 4(c)), (D) such actions as may be required by Laws affecting the offering and sale of securities, (E) such actions as may be required by applicable foreign Laws affecting the pledge of the Pledged Equity of Foreign Subsidiaries, (F) consents, authorizations, filings or other actions which have been obtained or made, (G) as may be required with respect to Vehicles registered under a certificate of title, and (H) any Excluded Perfection Actions.

(k) Reserved.

(l) Copyrights, Patents and Trademarks.

(i) All Intellectual Property of such Grantor that is reasonably necessary for the operation of its respective business is valid, subsisting, unexpired, enforceable and has not been abandoned.

(ii) No holding, decision or judgment has been rendered by any Governmental Authority that would limit, cancel or question the validity of any Intellectual Property of any Grantor that is reasonably necessary for the operation of its respective business.

(iii) All applications pertaining to the Copyrights, Patents and Trademarks of each Grantor that are reasonably necessary for the operation of their respective businesses have been duly and properly filed, and all registrations or letters pertaining to such Copyrights, Patents and Trademarks have been duly and properly filed and issued.

(iv) No Grantor has made any assignment or agreement in conflict with the security interest in the Intellectual Property of any Grantor hereunder other than Permitted Liens.

4. Covenants. Each Grantor covenants that until the Facility Termination Date, that such Grantor shall:

(a) Maintenance of Perfected Security Interest; Further Information.

(i) Maintain the security interest created by this Agreement as a first priority perfected security interest (subject only to Permitted Liens, which shall not attach to any Pledged Equity) and shall defend such security interest against the claims and demands of all Persons whomsoever (other than the holders of Permitted Liens).

(ii) From time to time furnish to the Administrative Agent upon the Administrative Agent’s or any Lender’s reasonable request, statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent or such Lender may reasonably request, all in reasonable detail.

(b) Required Notifications. Each Grantor shall promptly notify the Administrative Agent, in writing, of: (i) any Lien (other than Permitted Liens) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder and (ii) the occurrence of any other event which could reasonably be expected to have a material impairment on the aggregate value of the Collateral or on the security interests created hereby.

(c) Perfection through Possession and Control.

(i) If any amount in excess of $250,000 payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper or Supporting Obligation for the benefit of a Grantor, or if any property constituting Collateral shall be stored or shipped to a Grantor subject to a Document, ensure that such Instrument, Tangible Chattel Paper, Supporting Obligation or Document is either in the possession of such Grantor at all times or, if requested by the Administrative Agent to perfect its security interest in such Collateral, is delivered to the Administrative Agent duly endorsed in a manner satisfactory to the Administrative Agent. Such Grantor shall ensure that any Collateral consisting of Tangible Chattel Paper is marked with a legend acceptable to the Administrative Agent indicating the Administrative Agent’s security interest in such Tangible Chattel Paper. To the extent the value of all such Instruments, Documents, Supporting Obligation and Tangible Chattel Paper not in the possession of the Administrative Agent exceeds $250,000 in aggregate, the Grantors shall deliver such Instruments, Documents, Supporting Obligations and Tangible Chattel Paper to the Administrative Agent so that the value of all certificated securities, Instruments, Documents, Supporting Obligations and Tangible Chattel Paper not in the possession of the Administrative Agent does not exceed $250,000.

(ii) Deliver to the Administrative Agent all certificates and instruments constituting Certificated Securities or Pledged Equity. All such certificates representing Pledged Equity shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit A hereto or other form acceptable to the Administrative Agent.

(iii) If any Collateral shall consist of Electronic Chattel Paper, Letter-of-Credit Rights or uncertificated Investment Property, execute and deliver (and, with respect to any Collateral consisting of a Securities Account or uncertificated Investment Property, cause the Securities Intermediary or the Issuer, as applicable, with respect to such Investment Property to execute and deliver) to the Administrative Agent all control agreements, assignments, instruments or other documents as reasonably requested by the Administrative Agent for the purposes of obtaining and maintaining Control of such Collateral. If any Collateral shall consist of Deposit Accounts or Securities Accounts, comply with Section 6.14 of the Credit Agreement.

(d) Filing of Financing Statements, Notices, etc. Each Grantor shall execute and deliver to the Administrative Agent and/or file such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Administrative Agent may reasonably request) and do all such other things as the Administrative Agent may reasonably deem necessary or appropriate (i) to assure to the Administrative Agent its security interests hereunder, including (A) such instruments as the Administrative Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC), (B) with regard to Copyrights, a Copyright Security Agreement, (C) with regard to Patents, a Patent Security Agreement, (D) with regard to Trademarks, a Trademark Security Agreement, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Administrative Agent of its rights and interests hereunder and (E) with regard to Railcars, any STB Filing (provided that no Grantor shall be required to take any Excluded Perfection Action and no grant shall reach any Excluded Property). Furthermore, each Grantor also hereby irrevocably makes, constitutes and appoints the Administrative Agent, its nominee or any other person whom the Administrative Agent may designate, as such Grantor’s attorney in fact with full power and for the limited purpose to prepare and file (and, to the extent applicable, sign) in the name of such Grantor any financing statements, or amendments and supplements to financing statements, renewal financing statements, notices or any similar documents which in the Administrative Agent’s reasonable discretion would be necessary or appropriate in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable until the Facility Termination Date. Each Grantor hereby agrees that a carbon, photographic or other reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement by the Administrative Agent without notice thereof to such Grantor wherever the Administrative Agent may in its sole discretion desire to file the same.

(e) Collateral Held by Warehouseman, Bailee, etc.

(i) If any Collateral in excess of $250,000, individually or in the aggregate, is at any time in the possession or control of a warehouseman, bailee or any agent or processor of such Grantor (A) notify the Administrative Agent of such possession, (B) notify such Person in writing of the Administrative Agent’s security interest for the benefit of the Secured Parties in such Collateral, (C) instruct such Person to hold all such Collateral for the Administrative Agent’s account and subject to the Administrative Agent’s instructions and (D) unless otherwise consented to in writing by the Administrative Agent, obtain (1) a written acknowledgment from such Person that it is holding such Collateral for the benefit of the Administrative Agent and (2) such other documentation required by the Administrative Agent (including, without limitation, subordination and access agreements).

(ii) Perfect and protect such Grantor’s ownership interests in all Inventory stored with a consignee against creditors of the consignee by filing and maintaining financing statements against the consignee reflecting the consignment arrangement filed in all appropriate filing offices, providing any written notices required by the UCC to notify any prior creditors of the consignee of the consignment arrangement, and taking such other actions as may be appropriate to perfect and protect such Grantor’s interests in such inventory under Section 2-326, Section 9-103, Section 9-324 and Section 9-505 of the UCC or otherwise, which such financing statements filed pursuant to this Section shall be assigned to the Administrative Agent, for the benefit of the Secured Parties.

(f) Treatment of Accounts. Not grant or extend the time for payment of any Account, or compromise or settle any Account for less than the full amount thereof, or release any person or property, in whole or in part, from payment thereof, or amend, supplement or modify any Account in any manner that could reasonably be likely to adversely affect the value thereof, or allow any credit or discount thereon, in each case, other than as normal and customary in the ordinary course of a Grantor’s business or, so long as no Default then exists, as determined to be appropriate in such Grantor’s reasonable business judgment. Each Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of any Account.

(g) Commercial Tort Claims. Execute and deliver such statements, documents and notices and do and cause to be done all such things as may be required by the Administrative Agent, or required by Law to create, preserve, perfect and maintain the Administrative Agent’s security interest in any Commercial Tort Claims initiated by or in favor of any Grantor.

(h) Inventory. With respect to the Inventory of each Grantor:

(i) At all times maintain inventory records reasonably satisfactory to the Administrative Agent, keeping correct and accurate records in all material respects itemizing and describing the kind, type, quality and quantity of Inventory.

(ii) Produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable Laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto).

(i) Books and Records. Mark its books and records (and shall cause the Issuer of the Pledged Equity of such Grantor to mark its books and records) to reflect the security interest granted pursuant to this Agreement.

(j) Nature of Collateral. At all times maintain any Equipment (other than Excluded Property) as personal property and not affix any such Equipment to any real property in a manner which would change its nature from personal property to real property or a Fixture to real property, unless the Administrative Agent shall have a perfected Lien on such Fixture or real property.

(k) Issuance or Acquisition of Equity Interests in Partnerships or Limited Liability Companies.

(i) Not without executing and delivering, or causing to be executed and delivered, to the Administrative Agent such agreements, documents and instruments as the Administrative Agent may reasonably require, issue or acquire any Pledged Equity consisting of an interest in a partnership or a limited liability company that (A) is dealt in or traded on a securities exchange or in a securities market, (B) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (C) is an investment company security, (D) is held in a Securities Account or (E) constitutes a Security or a Financial Asset.

(ii) Without the prior written consent of the Administrative Agent, no Grantor will (A) vote to enable, or take any other action to permit, any applicable Issuer to issue any Investment Property or Equity Interests constituting partnership or limited liability company interests, except for those additional Investment Property or Equity Interests constituting partnership or limited liability company interests that will be subject to the security interest granted herein in favor of the Secured Parties, or (B) enter into any agreement or undertaking, except in connection with a Disposition permitted under Section 7.05 of the Credit Agreement, restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any Investment Property or Pledged Equity or Proceeds thereof. The Grantors will defend the right, title and interest of the Administrative Agent in and to any Investment Property and Pledged Equity against the claims and demands of all Persons whomsoever.

(iii) If any Grantor shall become entitled to receive or shall receive (A) any Certificated Securities (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the ownership interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any Investment Property, or otherwise in respect thereof, or (B) any sums paid upon or in respect of any Investment Property upon the liquidation or dissolution of any Issuer, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties, segregated from other assets of such Grantor, and promptly deliver the same to the Administrative Agent, on behalf of the Secured Parties, in accordance with the terms hereof.

(l) Intellectual Property.

(i) Not do any act or omit to do any act whereby any material Copyright may become invalidated and (A) not do any act, or omit to do any act, whereby any material Copyright may become injected into the public domain; (B) notify the Administrative Agent immediately if it knows that any material Copyright may become injected into the public domain or of any materially adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any court or tribunal in the United States or any other country) regarding a Grantor’s ownership of any such Copyright or its validity; (C) take all necessary steps as it shall reasonably deem appropriate under the circumstances, to maintain and pursue each application (and to obtain the relevant registration) of each material Copyright owned by a Grantor and to maintain each registration of each material Copyright owned by a Grantor including, without limitation, filing of applications for renewal where necessary; and (D) promptly notify the Administrative Agent of any material infringement, misappropriation, dilution or impairment of any Copyright of a Grantor of which it becomes aware and take such actions as it shall reasonably deem appropriate under the circumstances to protect such Copyright, including, where appropriate, the bringing of suit for infringement, dilution or impairment or seeking injunctive relief and seeking to recover any and all damages for such infringement, misappropriation, dilution or impairment.

(ii) Not make any assignment or agreement in conflict with the security interest in the Copyrights of each Grantor hereunder (except as permitted by the Credit Agreement).

(iii) (A) Continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (B) maintain as in the past the quality of products and services offered under such Trademark, (C) employ such Trademark with the appropriate notice of registration, if applicable, (D) not adopt or use any mark that is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (E) not (and not permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby any such Trademark may become invalidated.

(iv) Not do any act, or omit to do any act, whereby any material Patent may become abandoned or dedicated.

(v) Notify the Administrative Agent and the Secured Parties immediately if it knows that any application or registration relating to any material Patent or Trademark may become abandoned or dedicated, or of any materially adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the USPTO or any court or tribunal in any country) regarding such Grantor’s ownership of any material Patent or Trademark or its right to register the same or to keep and maintain the same.

(vi) Take all reasonable and necessary steps, including, without limitation, in any proceeding before the USPTO, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each material Patent and Trademark, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability, which in its judgment is reasonably necessary to the operation of its business.

(vii) Promptly notify the Administrative Agent and the Secured Parties after it learns that any material Patent or Trademark included in the Collateral is infringed, misappropriated, diluted or impaired by a third party and promptly sue for infringement, misappropriation, dilution or impairment, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation, dilution or impairment, or to take such other actions as it shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark.

(viii) Not make any assignment or agreement in conflict with the security interest in the Patents or Trademarks of each Grantor hereunder (except as permitted by the Credit Agreement).

(ix) Grants to the Administrative Agent a royalty free license to use such Grantor’s Intellectual Property in connection with the enforcement of the Administrative Agent’s rights hereunder, but only to the extent any license or agreement granting such Grantor rights in such Intellectual Property do not prohibit such use by the Administrative Agent.

Notwithstanding the foregoing, the Grantors may, in their reasonable business judgment, fail to maintain, pursue, preserve or protect any Copyright, Patent or Trademark which is not material to their businesses.

(m) Equipment. Maintain each item of Equipment in good working order and condition (reasonable wear and tear and obsolescence excepted).

(n) Government Contracts. Promptly notify the Administrative Agent, in writing, if it enters into any contract with a Governmental Authority under which such Governmental Authority, as account debtor, owes a monetary obligation in excess of $250,000 to any Grantor under any Account.

(o) Vehicles. Upon the request of the Administrative Agent upon the occurrence and during the continuance of an Event of Default, file or cause to be filed in each office in each jurisdiction which the Administrative Agent shall deem reasonably advisable to perfect its Liens on the Vehicles, all applications for certificates of title or ownership (and any other necessary documentation) indicating the Administrative Agent’s first priority Lien on the Vehicle (subject to any Permitted Liens) covered by such certificate; provided that no Grantor shall be required to take any Excluded Perfection Actions with respect to any Vehicle.

(p) Railcars. Upon the request of the Administrative Agent, make, or cause to be made, any STB Filing the Administrative Agent shall deem reasonably advisable to perfect its Liens on any Railcars owned by the Grantors, other than Excluded Property; provided that no Grantor shall be required to take any Excluded Perfection Actions with respect to any Railcar.

(q) Further Assurances.

(i) Promptly upon the request of the Administrative Agent and at the sole expense of the Grantors, duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (A) the assignment of any Material Contract, (B) with respect to Government Contracts, assignment agreements and notices of assignment, in form and substance satisfactory to the Administrative Agent, duly executed by any Grantors party to such Government Contract in compliance with the Assignment of Claims Act (or analogous state applicable Law), and (C) all applications, certificates, instruments, registration statements, and all other documents and papers the Administrative Agent may reasonably request and as may be required by law in connection with the obtaining of any consent, approval, registration, qualification, or authorization of any Person deemed necessary or appropriate for the effective exercise of any rights under this Agreement; provided that no Grantor shall be required to take (x) any Excluded Perfection Action or (y) any action to perfect a security interest in any Collateral that the Administrative Agent reasonably determines in its sole discretion that the costs and burdens to the Grantors of perfecting a security interest in such Collateral (including any applicable stamp, intangibles or other taxes) are excessive in relation to value to the Lenders afforded thereby.

(ii) From time to time upon the Administrative Agent’s reasonable request or as otherwise provided in the Loan Documents, promptly furnish such updates to the information disclosed pursuant to this Agreement and the Credit Agreement, including any Schedules hereto or thereto, such that such updated information is true and correct as of the date so furnished.

5. Authorization to File Financing Statements. Each Grantor hereby authorizes the Administrative Agent to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, which such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of Collateral that describes such property in any other manner as the Administrative Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted herein, including, without limitation, describing such property as “all assets, whether now owned or hereafter acquired” or “all personal property, whether now owned or hereafter acquired.”

6. Advances. On failure of any Grantor to perform any of the covenants and agreements contained herein or in any other Loan Document, the Administrative Agent may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Administrative Agent may make for the protection of the security hereof or which may be compelled to make by operation of Law. All such sums and amounts so expended shall be repayable by the Grantors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations, shall bear interest from the date said amounts are expended at the Default Rate and shall be secured hereby. No such performance of any covenant or agreement by the Administrative Agent on behalf of any Grantor, and no such advance or expenditure therefor, shall relieve the Grantors of any Default or Event of Default. The Administrative Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by a Grantor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

7. Remedies.

(a) General Remedies. Upon the occurrence of an Event of Default and during continuation thereof, the Administrative Agent on behalf of the Secured Parties shall have, in addition to the rights and remedies provided herein, in the Loan Documents, in any other documents relating to the Secured Obligations, or by any applicable Law (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the UCC of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, the Administrative Agent may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Grantors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Grantors to assemble and make available to the Administrative Agent at the expense of the Grantors any Collateral at any place and time designated by the Administrative Agent which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the Grantors hereby waives to the fullest extent permitted by Law, at any place and time or times, sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels any or all Collateral held by or for it at public or private sale (which in the case of a private sale of Pledged Equity, shall be to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof), at any exchange or broker’s board or elsewhere, by one or more contracts, in one or more parcels, for money, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and, in the case of a sale of Pledged Equity, that the Administrative Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the Issuer of such securities to register such securities for public sale under the Securities Act of 1933. The Administrative Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by applicable Law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold. Neither the Administrative Agent’s compliance with applicable Law nor its disclaimer of warranties relating to the Collateral shall be considered to adversely affect the commercial reasonableness of any sale. To the extent the rights of notice cannot be legally waived hereunder, each Grantor agrees that any requirement of reasonable notice shall be met if such notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Borrower in accordance with the notice provisions of Section 11.02 of the Credit Agreement at least 10 days before the time of sale or other event giving rise to the requirement of such notice. Each Grantor further acknowledges and agrees that any offer to sell any Pledged Equity which has been (A) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of and Chicago, Illinois (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933), or (B) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act of 1933, and the Administrative Agent may, in such event, bid for the purchase of such securities. The Administrative Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by applicable Law, any Secured Party may be a purchaser at any such sale. To the extent permitted by applicable Law, each of the Grantors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable Law, the Administrative Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by Law, be made at the time and place to which the sale was postponed, or the Administrative Agent may further postpone such sale by announcement made at such time and place. To the extent permitted by applicable Law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Secured Party arising out of the exercise by them of any rights hereunder except to the extent any such claims, damages or demands result solely from the gross negligence or willful misconduct of the Administrative Agent or any other Secured Party as determined by a final non-appealable judgment of a court of competent jurisdiction, in each case against whom such claim is asserted. Each Grantor agrees that the internet shall constitute a “place” for purposes of Section 9-610(b) of the UCC and that any sale of Collateral to a licensor pursuant to the terms of a license agreement between such licensor and a Grantor is sufficient to constitute a commercially reasonable sale (including as to method, terms, manner, and time) within the meaning of Section 9-610 of the UCC.

(b) Remedies Relating to Accounts.

(i) During the continuation of an Event of Default, whether or not the Administrative Agent has exercised any or all of its rights and remedies hereunder, (A) if instructed to do so by the Administrative Agent, each Grantor shall notify (such notice to be in form and substance satisfactory to the Administrative Agent) its Account Debtors that such Accounts have been assigned to the Administrative Agent, for the benefit of the Secured Parties and promptly upon request of the Administrative Agent, instruct all account debtors to remit all payments in respect of Accounts to a mailing location selected by the Administrative Agent and (B) the Administrative Agent shall have the right to enforce any Grantor’s rights against its account debtors, and the Administrative Agent or its designee may notify any Grantor’s account debtors that the Accounts of such Grantor have been assigned to the Administrative Agent or of the Administrative Agent’s security interest therein, and may (either in its own name or in the name of a Grantor or both) demand, collect (including without limitation by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Administrative Agent’s discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the Secured Parties in the Accounts.

(ii) Each Grantor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Administrative Agent in accordance with the provisions hereof shall be solely for the Administrative Agent’s own convenience and that such Grantor shall not have any right, title or interest in such Accounts or in any such other amounts except as expressly provided herein. Neither the Administrative Agent nor the Secured Parties shall have any liability or responsibility to any Grantor for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance.

(iii) During the continuation of an Event of Default, (A) the Administrative Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Grantors shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications, (B) upon the Administrative Agent’s request and at the expense of the Grantors, the Grantors shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts and (C) the Administrative Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Accounts.

(iv) Upon the request of the Administrative Agent, each Grantor shall forward to the Administrative Agent, on the last Business Day of each week, deposit slips related to all cash, money, checks or any other similar items of payment received by the Grantor during such week, and, if requested by the Administrative Agent, copies of such checks or any other similar items of payment, together with a statement showing the application of all payments on the Collateral during such week and a collection report with regard thereto, in form and substance satisfactory to the Administrative Agent.

(c) Deposit Accounts/Securities Accounts. Upon the occurrence of an Event of Default and during continuation thereof, the Administrative Agent may prevent withdrawals or other dispositions of funds in Deposit Accounts and Securities Accounts subject to control agreements or held with any Secured Party.

(d) Investment Property/Pledged Equity. Upon the occurrence of an Event of Default and during the continuation thereof: the Administrative Agent shall have the right to receive any and all cash dividends, payments or distributions made in respect of any Investment Property or Pledged Equity or other Proceeds paid in respect of any Investment Property or Pledged Equity, and any or all of any Investment Property or Pledged Equity may, at the option of the Administrative Agent, be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (i) all voting, corporate and other rights pertaining to such Investment Property, or any such Pledged Equity at any meeting of shareholders, partners or members of the relevant Issuers or otherwise and (ii) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property or Pledged Equity as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property or Pledged Equity upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate, partnership or limited liability company structure of any Issuer or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property or Pledged Equity, and in connection therewith, the right to deposit and deliver any and all of the Investment Property or Pledged Equity with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it; but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and the Administrative Agent and the other Secured Parties shall not be responsible for any failure to do so or delay in so doing. In furtherance thereof, each Grantor hereby authorizes and instructs each Issuer with respect to any Collateral consisting of Investment Property and/or Pledged Equity to (A) comply with any instruction received by it from the Administrative Agent in writing that (1)

states that an Event of Default has occurred and is continuing and (2) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying following receipt of such notice and prior to notice that such Event of Default is no longer continuing, and (B) except as otherwise expressly permitted hereby, pay any dividends, distributions or other payments with respect to any Investment Property or Pledged Equity directly to the Administrative Agent. Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to this Section 7, each Grantor shall be permitted to receive all cash dividends, payments or other distributions made in respect of any Investment Property and any Pledged Equity, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and other corporate, company and partnership rights with respect to any Investment Property and Pledged Equity to the extent not inconsistent with the terms of this Agreement and the other Loan Documents and to the extent not adverse to the rights of the Administrative Agent or any other Secured Party.

(e) Material Contracts. Upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent shall be entitled to (but shall not be required to): (i) proceed to perform any and all obligations of the applicable Grantor under any Material Contract and exercise all rights of such Grantor thereunder as fully as such Grantor itself could, (ii) do all other acts which the Administrative Agent may deem necessary or proper to protect its security interest granted hereunder, provided such acts are not inconsistent with or in violation of the terms of any of the Credit Agreement, of the other Loan Documents or applicable Law, and (iii) sell, assign or otherwise transfer any Material Contract in accordance with the Credit Agreement, the other Loan Documents and applicable Law, subject, however, to the prior approval of each other party to such Material Contract, to the extent required under such Material Contract.

(f) Access. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuance thereof, the Administrative Agent shall have the right to enter and remain upon the various premises of the Grantors without cost or charge to the Administrative Agent, and use the same, together with materials, supplies, books and records of the Grantors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, the Administrative Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral. If the Administrative Agent exercises its right to take possession of the Collateral, each Grantor shall also at its expense perform any and all other steps reasonably requested by the Administrative Agent to preserve and protect the security interest hereby granted in the Collateral, such as placing and maintaining signs indicating the security interest of the Administrative Agent, appointing overseers for the Collateral and maintaining inventory records.

(g) Nonexclusive Nature of Remedies. Failure by the Administrative Agent or the Secured Parties to exercise any right, remedy or option under this Agreement, any other Loan Document, any other document relating to the Secured Obligations, or as provided by Law, or any delay by the Administrative Agent or the Secured Parties in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Administrative Agent or the Secured Parties shall only be granted as provided herein. To the extent permitted by Law, neither the Administrative Agent, the Secured Parties, nor any party acting as attorney for the Administrative Agent or the Secured Parties, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder as determined by a final non-appealable judgment of a court of competent jurisdiction. The rights and remedies of the Administrative Agent and the Secured Parties under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Administrative Agent or the Secured Parties may have.

(h) Retention of Collateral. In addition to the rights and remedies hereunder, the Administrative Agent may, upon the occurrence of an Event of Default and during the continuation thereof, in compliance with Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable Law of the relevant jurisdiction, accept or retain the Collateral in satisfaction of the Secured Obligations. Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have retained any Collateral in satisfaction of any Secured Obligations for any reason.

(i) Waiver; Deficiency. Each Grantor hereby waives, to the extent permitted by applicable Laws, all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable Laws in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the Secured Parties are legally entitled, the Grantors shall be jointly and severally liable for the deficiency, together with interest thereon at the Default Rate, together with the costs of collection and the documented out-of-pocket fees, charges and disbursements of external counsel. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall promptly be returned to the Grantors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

(j) The Administrative Agent is hereby granted an irrevocable license or other right to use, upon the occurrence of an Event of Default and during the continuation thereof, without liability for royalties or any other charge, each Grantor’s labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks, service marks and advertising matter, URLs, domain names, industrial designs, other industrial or intellectual property or any property of a similar nature, whether owned by any of Grantors or with respect to which any of Grantors have rights under license, sublicense, or other agreements, as it pertains to the Collateral, in completion of manufacturing, preparing for sale, advertising for sale and selling any Collateral, and each Grantor’s rights under all licenses and all franchise agreements shall inure to the benefit of the Administrative Agent.

8. Rights of the Administrative Agent.

(a) Power of Attorney. In addition to other powers of attorney contained herein, each Grantor hereby designates and appoints the Administrative Agent, on behalf of the Secured Parties, and each of its designees or agents, as attorney-in-fact of such Grantor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of Default:

(i) to demand, collect, settle, compromise, adjust, give discharges and releases, all as the Administrative Agent may reasonably determine;

(ii) to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

(iii) to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate;

(iv) to receive, open and dispose of mail addressed to a Grantor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Grantor on behalf of and in the name of such Grantor, or securing, or relating to such Collateral;

(v) to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes;

(vi) to adjust and settle claims under any insurance policy relating thereto;

(vii) to execute and deliver all assignments, conveyances, statements, financing statements, continuation financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may determine necessary in order to perfect and maintain the security interests and liens granted in this Agreement and in order to fully consummate all of the transactions contemplated herein;

(viii) to institute any foreclosure proceedings that the Administrative Agent may deem appropriate;

(ix) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Collateral;

(x) to exchange any of the Pledged Equity or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the Issuer thereof and, in connection therewith, deposit any of the Pledged Equity with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Administrative Agent may reasonably deem appropriate;

(xi) to vote for a shareholder resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Equity into the name of the Administrative Agent or one or more of the Secured Parties or into the name of any transferee to whom the Pledged Equity or any part thereof may be sold pursuant to Section 7 hereof;

(xii) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

(xiii) to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;

(xiv) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral;

(xv) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the security interests created hereby in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby; and

(xvi) do and perform all such other acts and things as the Administrative Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable until the Facility Termination Date. The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers.

(b) Assignment by the Administrative Agent. The Administrative Agent may from time to time assign the Secured Obligations to a successor Administrative Agent appointed in accordance with the Credit Agreement, and such successor shall be entitled to all of the rights and remedies of the Administrative Agent under this Agreement in relation thereto.

(c) The Administrative Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Grantors shall be responsible for preservation of all rights in the Collateral, and the Administrative Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Grantors. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. In the event of a public or private sale of Collateral pursuant to Section 7 hereof, the Administrative Agent shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (ii) taking any steps to clean, repair or otherwise prepare the Collateral for sale.

(d) No Liability with Respect to Collateral. Anything herein to the contrary notwithstanding, each of the Grantors shall remain liable under each contract, agreement and Account to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of such contract or agreement or any other agreement giving rise to each such Account. Neither the Administrative Agent nor any Secured Party shall have any obligation or liability under any contract, agreement or Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Secured Party of any payment relating to such contract, Agreement or Account pursuant hereto, nor shall the Administrative Agent or any Secured Party be obligated in any manner to perform any of the obligations of a Grantor under or pursuant to any contract, agreement or Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any contract, agreement or Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(e) Releases of Collateral.

(i) If any Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases and other documents, and take such other action, reasonably necessary for the release of the Liens created hereby or by any other Collateral Document on such Collateral.

(ii) Upon the sale, transfer or disposition (other than by an operating lease) by any Grantor of a Railcar (that constitutes Collateral) to (x) any Person that is not a Grantor, Subsidiary or Affiliate or (y) to JAIX Leasing Company in a transaction permitted by the Credit Agreement, the security interest in and Lien of the Administrative Agent on such Railcar is automatically released.

(iii) The Administrative Agent may release any of the Pledged Equity from this Agreement or may substitute any of the Pledged Equity for other Pledged Equity without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Agreement as to any Pledged Equity not expressly released or substituted, and this Agreement shall continue as a first priority lien on all Pledged Equity not expressly released or substituted.

9. Application of Proceeds. After the exercise of remedies provided for in Section 8.02 of the Credit Agreement (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in Section 8.02 of the Credit Agreement) any payments in respect of the Secured Obligations and any proceeds of the Collateral, when received by the Administrative Agent or any Secured Party in cash or Cash Equivalents will be applied in reduction of the Secured Obligations in the order set forth in the Credit Agreement.

10. Continuing Agreement.

(a) This Agreement shall remain in full force and effect until the Facility Termination Date, at which time this Agreement shall be automatically terminated (other than obligations under this Agreement which expressly survive such termination) and the Administrative Agent shall, upon the request and at the expense of the Grantors, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Grantors evidencing such termination.

(b) This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Secured Party as a preference, fraudulent conveyance or otherwise under any Debtor Relief Law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Administrative Agent or any Secured Party in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

11. Amendments; Waivers; Modifications, etc. This Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 11.01 of the Credit Agreement.

12. Successors in Interest. This Agreement shall be binding upon each Grantor, its successors and assigns and shall inure, together with the rights and remedies of the Administrative Agent and the Secured Parties hereunder, to the benefit of the Administrative Agent and the Secured Parties and their successors and permitted assigns.

13. Notices. All notices required or permitted to be given under this Agreement shall be in conformance with Section 11.02 of the Credit Agreement; provided that notices and communications to the Grantors shall be directed to the Grantors, at the address of the Borrower set forth in Section 11.02 of the Credit Agreement.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Delivery of an executed counterpart of a signature page of this Agreement by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. Without limiting the foregoing, to the extent a manually executed counterpart is not specifically required to be delivered, upon the request of any party, such fax transmission or electronic mail transmission shall be promptly followed by such manually executed counterpart.

15. Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

16. Governing Law; Submission to Jurisdiction; Venue; WAIVER OF JURY TRIAL. The terms of Sections 11.14 and 11.15 of the Credit Agreement with respect to governing law, submission to jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

17. Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

18. Entirety. This Agreement and the other Loan Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Loan Documents, any other documents relating to the Secured Obligations, or the transactions contemplated herein and therein.

19. Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real property and securities owned by a Grantor), or by a guarantee, endorsement or property of any other Person, then the Administrative Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default, and the Administrative Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Administrative Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Secured Obligations or any of the rights of the Administrative Agent or the Secured Parties under this Agreement, under any other of the Loan Documents or under any other document relating to the Secured Obligations.

20. Joinder. At any time after the date of this Agreement, one or more additional Persons may become party hereto by executing and delivering to the Administrative Agent a Joinder Agreement in the form of Exhibit D to the Credit Agreement or such other form acceptable to the Administrative Agent. Immediately upon such execution and delivery of such Joinder Agreement (and without any further action), each such additional Person will become a party to this Agreement as a “Grantor”, will be deemed to have granted a security interest in and Lien on its Collateral under and pursuant to Section 2 hereof and shall have all of the rights and be bound by and make all of the other obligations and undertakings of a Grantor hereunder and this Agreement and the schedules hereto shall be deemed amended by such Joinder Agreement, in each case, as if such Person was originally a signatory hereunder as a Grantor.

21. Consent of Issuers of Pledged Equity. Any Loan Party that is an Issuer hereby acknowledges, consents and agrees to the grant and enforcement of the security interests in such Pledged Equity by the applicable Grantors pursuant to this Agreement, together with all rights accompanying such security interest as provided by this Agreement and applicable Law, notwithstanding any anti-assignment provisions in any operating agreement, limited partnership agreement or similar organizational or governance documents of such Issuer. Any Loan Party that is an Issuer further acknowledges, consents and agrees that any transfer of such Pledged Equity pursuant to any enforcement of such security interest shall be a transfer of all ownership interests thereunder, including full economic and voting rights and that such Loan Party will duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Section 21.

22. Joint and Several Obligations of Grantors.

(a) Each of the Grantors is accepting joint and several liability hereunder in consideration of the financial accommodations to be provided by the Lenders under the Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Grantors and in consideration of the undertakings of each of the Grantors to accept joint and several liability for the obligations of each of them.

(b) Each of the Grantors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a primary obligor, joint and several liability with the other Grantors with respect to the payment and performance of all of the Secured Obligations, it being the intention of the parties hereto that (i) all the Secured Obligations shall be the joint and several obligations of each of the Grantors without preferences or distinction among them and (ii) a separate action may be brought against each Grantor to enforce this Agreement whether or not the Borrower, any other Grantor or any other person or entity is joined as a party.

(c) Notwithstanding any provision to the contrary contained herein, in any other of the Loan Documents, to the extent the obligations of a Grantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Grantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, Debtor Relief Laws).

(d) The Secured Obligations of each Grantor under this Agreement constitute the absolute and unconditional, full recourse Secured Obligations of each Grantor enforceable against each Grantor to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

(e) All rights of the Administrative Agent, the Lien granted hereby and all obligations of each Grantor hereunder are unconditional and absolute and independent and separate from any other security for or guaranty of the Secured Obligations, whether executed by such Grantor, any other Grantor or any other Person. Except as otherwise expressly provided in this Agreement, each Grantor hereby waives notice of acceptance of its joint and several liability, notice of any Loans or Letters of Credit issued under or pursuant to the Credit Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under the Credit Agreement, notice of any action at any time taken or omitted by the Administrative Agent or Lenders under or in respect of any of the Secured Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Grantor hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Secured Obligations, the acceptance of any payment of any of the Secured Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by any Secured Party at any time or times in respect of any default by any Grantor in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by any Secured Party in respect of any of the Secured Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Secured Obligations or the addition, substitution or release, in whole or in part, of any Grantor. Without limiting the generality of the foregoing, each Grantor assents to any other action or delay in acting or failure to act on the part of any Secured Party with respect to the failure by any Grantor to comply with any of its respective Secured Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 22 afford grounds for terminating, discharging or relieving any Grantor, in whole or in part, from any of its Secured Obligations under this Agreement, it being the intention of each Grantor that, so long as any of the Secured Obligations hereunder remain unsatisfied, the Secured Obligations of each Grantor under this Agreement shall not be released, discharged or otherwise impaired or affected by any of the foregoing. The Secured Obligations of each Grantor under this Agreement shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Grantor or any Secured Party or by the existence of any claim, set-off or other right which any Grantor may have against any other Grantor, the Administrative Agent, any Secured Party or any other Person whether in connection herewith or any unrelated transaction. This Agreement shall remain fully enforceable against each Grantor irrespective of any defenses that any other Grantor may have or assert in respect of the Secured Obligations, including, without limitation, failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, except that a Grantor may assert the defense of final payment of the Secured Obligations.

(f) Each Grantor represents and warrants to each Secured Party that such Grantor is currently informed of the financial condition of the Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Secured Obligations. Each Grantor further represents and warrants to each Secured Party that such Grantor has read and understands the terms and conditions of the Loan Documents. Each Grantor hereby covenants that such Grantor will continue to keep informed of the Borrower’s financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Secured Obligations.

(g) Each Grantor waives all rights and defenses arising out of an election of remedies by any Secured Party, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed any Secured Party’s rights of subrogation and reimbursement against such Grantor by the operation of any applicable law.

(h) The provisions of this Section 22 are made for the benefit of Secured Parties and their respective successors and assigns, and may be enforced by it or them from time to time against any or all Grantors as often as occasion therefor may arise and without requirement on the part of any Secured Party or its successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any Grantor or to exhaust any remedies available to it or them against any Grantor or to resort to any other source or means of obtaining payment of any of the Secured Obligations hereunder or to elect any other remedy. The provisions of this Section 22 shall remain in effect until all of the Secured Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Secured Obligations, is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy or reorganization of any Grantor, or otherwise, the provisions of this Section 22 will forthwith be reinstated in effect, as though such payment had not been made.

(i) Until the Secured Obligations have been paid in full and all of the Commitments terminated, each Grantor hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Grantor with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to any Secured Party with respect to any of the Secured Obligations or any collateral security therefor until such time as all of the Secured Obligations have been paid in full in cash. Any claim which any Grantor may have against any other Grantor with respect to any payments to any Secured Party hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Secured Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Secured Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Grantor, its debts or its assets, whether voluntary or involuntary, all such Secured Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Grantor therefor.

(j) Each Grantor hereby agrees that the payment of any amounts due with respect to the indebtedness owing by any Grantor to any other Grantor is hereby subordinated to the prior payment in full in cash of the Secured Obligations. Each Grantor hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Grantor will not demand, sue for or otherwise attempt to collect any indebtedness of any other Grantor owing to such Grantor until the Secured Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, after the occurrence and during the continuance of any Default or Event of Default, such Grantor shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Grantor in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to the Administrative Agent.

23. Marshaling. The Administrative Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Administrative Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

24. Injunctive Relief.

(a) Each Grantor recognizes that, in the event such Grantor fails to perform, observe or discharge any of its obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to the Administrative Agent and the other Secured Parties. Therefore, each Grantor agrees that the Administrative Agent and the other Secured Parties, at the option of the Administrative Agent and the other Secured Parties, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

(b) The Administrative Agent, the other Secured Parties and each Grantor hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any dispute under this Agreement or any other Loan Document, whether such dispute is resolved through arbitration or judicially.

25. Secured Parties. Each Secured Party that is not a party to the Credit Agreement who obtains the benefit of this Agreement shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of the Credit Agreement, and with respect to the actions and omissions of the Administrative Agent hereunder or otherwise relating hereto that do or may affect such Secured Party, the Administrative Agent and each of its Affiliates shall be entitled to all of the rights, benefits and immunities conferred under Article IX of the Credit Agreement.

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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:	FREIGHTCAR AMERICA, INC.

	By:	/s/ Joseph E. McNeely
	Name:	Joseph E. McNeely
	Title:	President and Chief Operating Officer

FREIGHTCAR RAIL SERVICES, LLC

	By:	/s/ Joseph E. McNeely
	Name:	Joseph E. McNeely
	Title:	Vice President of Finance, Chief Financial Officer and Treasurer

FREIGHTCAR SHORT LINE, INC.

	By:	/s/ Joseph E. McNeely
	Name:	Joseph E. McNeely
	Title:	Vice President of Finance, Chief Financial Officer and Treasurer

FREIGHT CAR SERVICES, INC.

	By:	/s/ Joseph E. McNeely
	Name:	Joseph E. McNeely
	Title:	Vice President of Finance, Chief Financial Officer and Treasurer

FREIGHTCAR ROANOKE, LLC

	By:	/s/ Joseph E. McNeely
	Name:	Joseph E. McNeely
	Title:	Vice President of Finance, Chief Financial Officer and Treasurer

FREIGHTCAR ALABAMA, LLC

	By:	/s/ Joseph E. McNeely
	Name:	Joseph E. McNeely
	Title:	Vice President of Finance, Chief Financial Officer and Treasurer

JAC OPERATIONS INC.

By:	/s/ Joseph E. McNeely
Name:	Joseph E. McNeely
Title:	Vice President of Finance, Chief Financial Officer and Treasurer

JOHNSTOWN AMERICA, LLC

By:	/s/ Joseph E. McNeely
Name:	Joseph E. McNeely
Title:	Vice President of Finance, Chief Financial Officer and Treasurer

JAIX LEASING COMPANY

By:	/s/ Joseph E. McNeely
Name:	Joseph E. McNeely
Title:	Vice President of Finance, Chief Financial Officer and Treasurer

Accepted and agreed to as of the date first above written.

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Daniel R. Petrik
Name:	Daniel R. Petrik
Title:	Senior Vice President